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                                 EXHIBIT 5.1
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                              January 29, 1996


Cypress Semiconductor Corporation
3901 North First Street
San Jose, CA 95134


Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about January 30, 1996, in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock reserved for issuance under the 1994 Stock Option Plan (the "Option Plan"). As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of said shares.

     It is our opinion that, upon completion of the proceedings to be taken prior to issuance of the shares pursuant to the Prospectus constituting part of and incorporated by reference into the Registration Statement on Form S-8 and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the shares, when issued and sold in the manner referred to in the Option Plan and the agreements which accompany the Option Plan, and in accordance with the Company's Restated Certificate of Incorporation, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to said Registration Statement and further consent to the use of our name wherever appearing in said Registration Statement, including the Prospectus constituting a part thereof, and amendments thereto.



                                      Very truly yours,

                                      WILSON, SONSINI, GOODRICH & ROSATI
                                      Professional Corporation

                                      /s/ WILSON, SONSINI, GOODRICH & ROSATI
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